UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

- - - - - - - - - - - - - - - - - - - - - -
                                                    Chapter 11

In re

                                                    Case Nos. 01-41643 (RLB)

     THE WARNACO GROUP, INC., et al.,               through     01-41680 (RLB)

     Debtors.                                       (Jointly Administered)

- - - - - - - - - - - - - - - - - - - - - -


                          MONTHLY OPERATING STATEMENT

                           OF DEBTORS-IN-POSSESSION

                   FOR NOVEMBER 3, 2002 TO NOVEMBER 30, 2002

Address of Debtors-in-Possession:

The Warnaco Group, Inc.
90 Park Avenue
New York, New York  10016

                                      Monthly Disbursements:       $  92,632
Address of Attorneys for Debtors-in-Possession:
Sidley Austin Brown & Wood LLP
787 Seventh Avenue
New York, New York  10019

                                      Monthly Operating Loss
                                      before reorganization costs  $  (4,010)

         The undersigned, having reviewed the attached report and being familiar with the financial affairs of The Warnaco Group, Inc., ("Warnaco"), and certain of Warnaco's subsidiaries, each a debtor and debtor-in-possession herein (collectively, the "Debtors"), verifies under the penalty of perjury that the information contained therein is complete, accurate and truthful to the best of my knowledge.

         The undersigned also verifies that, to the best of my knowledge, all insurance policies, including workers compensation and disability insurance, have been paid currently.

Date:    January   , 2003                  By: /s/ James P. Fogarty
                                               ---------------------------------
                                               James P. Fogarty
                                               Senior Vice President
                                               Chief Financial Officer

Indicate if this is an amended statement
by checking here.           Amended Statement ___________



                         THE WARNACO GROUP, INC., et al.
                             (DEBTORS-IN-POSSESSION)
                CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
                                  (In Thousands)


                                                                             Month Ended         11 Months Ended
                                                                          November 30, 2002     November 30, 2002
                                                                         --------------------  --------------------

            Net revenues                                                            $ 77,995           $ 1,119,288
            Cost of goods sold                                                        63,709               840,308
            Selling, general and administrative expenses                              18,296               260,188
                                                                         --------------------  --------------------

            Operating income (loss) before reorganization items                       (4,010)               18,792

            Reorganization items                                                       2,448                88,075
                                                                         --------------------  --------------------

            Operating loss                                                            (6,458)              (69,283)

            Interest expense, net                                                      1,493                17,673
            Other expense (income), net                                                 (374)               (5,481)
                                                                         --------------------  --------------------
            Income (loss) before income taxes, cumulative effect of accounting
               change and equity in loss of unconsolidated subsidiaries               (7,577)              (81,475)
            Provision (benefit) for income taxes                                          99                (3,083)
            Cumulative effect of change in accounting (Note 2)                             -               787,820
            Equity in (income) loss of unconsolidated subsidiaries                    (1,320)               61,314
                                                                         --------------------  --------------------
            Net loss                                                                $ (6,356)           $ (927,526)
                                                                         ====================  ====================

            EBITDAR (See Note 1)                                                      $ (630)             $ 79,322
                                                                         ====================  ====================


            -----------------------------------------------------------------------------------------------------------



            Note:  Information presented herein reflects results of operations for Debtor entities.  For results of operations for all Warnaco entities, please refer to Note 7 attached hereto.  In summary, such worldwide consolidated operating results were:

                                                                             Month Ended         11 Months Ended
                                                                          November 30, 2002     November 30, 2002
                                                                         --------------------  --------------------

            Net revenues                                                           $ 100,256           $ 1,351,931
                                                                         ====================  ====================

            Net loss                                                                $ (6,356)           $ (927,526)
                                                                         ====================  ====================

            EBITDAR                                                                  $ 2,510             $ 105,922
                                                                         ====================  ====================

                        THE WARNACO GROUP, INC., et al.
                            (DEBTORS-IN-POSSESSION)
                     CONSOLIDATED CONDENSED BALANCE SHEETS
                                (In Thousands)



ASSETS
                                                                       November 30, 2002     January 5, 2002
                                                                     --------------------   -------------------
Current assets:
     Cash                                                                       $ 76,994              $ 18,758
     Receivables, net                                                            156,012               220,323
     Inventories, net                                                            297,880               350,406
     Prepaid expenses and other current assets                                    14,751                31,722
                                                                     --------------------   -------------------

         Total current assets                                                    545,637               621,209

Property, plant and equipment, net                                               146,373               191,117
Trademarks, goodwill and other assets, net                                        67,521               873,073
Investment in affiliates                                                         116,088               181,212
Intercompany receivables, net                                                      9,245                43,511
Deferred income taxes                                                              2,236                     -
                                                                     --------------------   -------------------

         Total Assets                                                          $ 887,100           $ 1,910,122
                                                                     ====================   ===================


LIABILITIES AND SHAREHOLDERS' DEFICIENCY

Liabilities not subject to compromise:
  Current Liabilities:
     Current portion of long-term debt                                           $ 6,933               $ 1,557
     Accounts payable                                                             77,829                59,319
     Other current liabilities                                                    56,912                66,846
     Deferred income taxes                                                         8,170                 4,088
                                                                     --------------------   -------------------

         Total current liabilities                                               149,844               131,810
                                                                     --------------------   -------------------

  Amended DIP                                                                          -               155,915
  Long-term debt                                                                   1,279                 1,740
  Other long-term liabilities                                                     35,904                31,736
  Deferred income taxes                                                                -                 5,130
Liabilities subject to compromise                                              2,484,216             2,435,075
                                                                     --------------------   -------------------

         Total Liabilities                                                     2,671,243             2,761,406

Shareholders' deficiency                                                      (1,784,143)             (851,284)
                                                                     --------------------   -------------------

          Total Liabilities and Shareholders' Deficiency                       $ 887,100           $ 1,910,122
                                                                     ====================   ===================



                        THE WARNACO GROUP, INC., et al.
                            (DEBTORS-IN-POSSESSION)
                CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
                                (In Thousands)

                                                                                  Month Ended              11 Months Ended
                                                                                 November 30, 2002         November 30, 2002
                                                                             -----------------------   ------------------------
              Cash flow from operating activities:
                 Net loss                                                                  $ (6,356)                $ (927,526)
                 Adjustments to reconcile net loss to net cash provided
                    by operating activities:
                       Depreciation and amortization                                          4,451                     46,506
                       Non-cash interest expense                                              1,219                     14,252
                       Cumulative effect of change in accounting                                  -                    787,820
                       Non-cash reorganization costs                                            427                     54,368
                 Change in operating assets and liabilities:
                    Accounts receivable                                                       5,407                     69,703
                    Inventories                                                              (7,639)                    52,526
                    Accounts payable                                                         (1,332)                    13,727
                    Pre-petition liabilities                                                    (89)                      (879)
                    Prepaid expenses, other current assets and liabilities                     (431)                    22,574
                    Other long-term and non-operating liabilities                            (1,531)                    65,527
                                                                             -----------------------   ------------------------
                          Net cash provided by operating activities                          (5,874)                   198,598
                                                                             -----------------------   ------------------------

              Cash flow from investing activities:
                 Capital expenditures, net of disposals                                         385                      4,553
                                                                             -----------------------   ------------------------
                          Net cash used in investing activities                                 385                      4,553
                                                                             -----------------------   ------------------------

              Cash flow from financing activities:
                 Repayments under pre-petition credit facilities, net                             -                    (10,031)
                 Repayments under Amended DIP, net                                                -                   (155,915)
                 Repayment of other debt, net                                                  (243)                    (4,156)
                 Change in intercompany accounts, net                                           927                     32,105
                                                                             -----------------------   ------------------------
                          Net cash provided by (used in) financing activities                   684                   (137,997)
                                                                             -----------------------   ------------------------

              Translation adjustments                                                           304                      2,188
                                                                             -----------------------   ------------------------

                          Net increase in cash and cash equivalents                          (5,271)                    18,758

                 Cash and cash equivalents at beginning of period                            82,265                     58,236
                                                                             -----------------------   ------------------------

                 Cash and cash equivalents at end of period                                $ 76,994                   $ 76,994
                                                                             =======================   ========================

                        THE WARNACO GROUP, INC. ET AL.

                            (DEBTORS-IN-POSSESSION)

             NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

                            (DOLLARS IN THOUSANDS)

NOTE 1 - BASIS OF PRESENTATION

     On June 11, 2001 (the "Petition Date"), The Warnaco Group, Inc. (the "Company") and certain of its subsidiaries (each a "Debtor" and, collectively, the "Debtors") each filed a petition for relief under Chapter 11 of the U.S. Bankruptcy Code, 11 U.S.C. ss.ss. 101-1330, as amended (the "Bankruptcy Code"), in the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court") (collectively the "Chapter 11 Cases"). The Company, 36 of its 37 U.S. subsidiaries and one of the Company's Canadian subsidiaries, Warnaco of Canada Company ("Warnaco Canada") are Debtors in the Chapter 11 Cases. The remainder of the Company's foreign subsidiaries are not debtors in the Chapter 11 Cases, nor are they subject to foreign bankruptcy or insolvency proceedings. However, certain debt obligations of the Company's foreign subsidiaries are subject to standstill agreements with the Company's pre-petition lenders.

     On June 11, 2001, the Company entered into a Debtor-In-Possession Financing Agreement ("DIP") with a group of banks, which was approved by the Bankruptcy Court in an interim amount of $375,000. On July 9, 2001, the Bankruptcy Court approved an increase in the amount of borrowing available to the Company to $600,000. The DIP was subsequently amended on August 27, 2001, December 27, 2001, February 5, 2002 and May 15, 2002. In addition, the Administrative Agent granted certain extensions under the DIP on April 12, 2002, June 19, 2002, July 18, 2002, August 22, 2002 and September 30, 2002
(the "Amended DIP"). The amendments and extensions, among other things, amend certain definitions and covenants, permit the sale of certain of the Company's assets and businesses, extend certain deadlines with respect to certain asset sales and filing requirements with respect to a plan of reorganization and reduce the size of the facility to reflect the Debtor's revised business plan. On May 28, 2002, the Company voluntarily reduced the amount of borrowing available to the Company to $325,000. On October 8, 2002, the Company voluntarily reduced the amount of borrowing available to the Company under the Amended DIP to $275,000. There were no borrowings outstanding under the Amended DIP as of November 30, 2002 and the Company had approximately $65,775 excess cash available as collateral against outstanding trade and stand-by letters of credit.

     Pursuant to the Bankruptcy Code, pre-petition obligations of the Debtors, including obligations under debt instruments, generally may not be enforced against the Debtors, and any actions to collect pre-petition indebtedness are automatically stayed, unless the stay is lifted by the Bankruptcy Court. In addition, as debtors-in-possession, the Debtors have a right, subject to Bankruptcy Court approval and certain other limitations, to assume or reject executory contracts and unexpired leases. In this context, "assumption" means the Debtors agree to perform their obligations under the lease or contract and to cure all defaults, and "rejection" means that the Debtors are relieved from their obligation to perform under the contract or lease, but are subject to damages for the breach thereof. Any damages resulting from such a breach will be treated as unsecured claims in the Chapter 11 Cases. The Debtors are reviewing their executory contracts and unexpired leases. Through November 30, 2002, the Debtors had rejected a number of executory contracts and unexpired leases and had accrued approximately $28,354 related to rejected leases and contracts. The Debtors have attempted to estimate the ultimate amount of liability, however, the ultimate distribution that such creditors will receive is subject to the satisfaction of certain requirements under the Bankruptcy Code and the approval of the Bankruptcy Court. In connection with the consummation of its proposed plan of reorganization as filed on October 1, 2002 and as amended on November 8, 2002, the Company will assume certain of its leases and executory contracts. The Debtors' ability to confirm any plan of reorganization is dependent upon the Bankruptcy Court's approval of the Company's assumption of certain license agreements.

     As a result of the Chapter 11 Cases and the circumstances leading to the filing thereof, as of November 30, 2002, the Company was not in compliance with certain financial and bankruptcy covenants contained in certain of its license agreements. Under applicable provisions of the Bankruptcy Code, compliance with such terms and conditions in executory contracts generally are either excused or suspended during the Chapter 11 Cases.

     In the Chapter 11 Cases, substantially all of the Debtors' unsecured liabilities as of the Petition Date are subject to compromise or other treatment under a plan or plans of reorganization which must be confirmed by the Bankruptcy Court after obtaining the requisite amount of votes from affected parties. For financial reporting purposes, those liabilities have been segregated and classified as liabilities subject to compromise in the consolidated condensed balance sheets. The ultimate amount of and settlement terms for such liabilities are subject to confirmation of the Debtors' proposed plan of reorganization and, accordingly, are not presently determinable.

     The Debtors filed their proposed joint plan of reorganization and related disclosure statement with the Bankruptcy Court on October 1, 2002. The Debtors subsequently filed a first amended joint plan of reorganization and related disclosure statement on November 9, 2002. A hearing was held before the Bankruptcy Court on November 13, 2002 with respect to the adequacy of the information contained in the disclosure statement. The Bankruptcy Court entered an order on November 14, 2002 approving the Debtors' disclosure statement as containing information of a kind and in sufficient detail, as far as is reasonably practical to enable holders of claims to make informed judgements about the plan, as required under section 1125 of the Bankruptcy Code. As a result, the Debtors solicited acceptances of the plan from their creditors whose claims are impaired and who may require distributions under the plan. In order to confirm the plan, the Bankruptcy Court is required to find, among other things, that (i) with respect to each impaired class of creditors and equity holders, each holder in such class has accepted the plan or will, pursuant to the plan, receive at least as much as such holder would have received in a liquidation, (ii) each impaired class of creditors and equity holders has accepted the plan by the requisite vote (except as described below) and (iii) confirmation of the plan is not likely to be followed by a liquidation or a need for further financial reorganization unless the plan proposes such measures. If any impaired class of creditors or equity holders does not accept the plan, then, assuming that all of the other requirements of the Bankruptcy Code are met, the Debtors may invoke the "cram-down" provisions of the Bankruptcy Code. Under these provisions, the Bankruptcy Court may approve a plan notwithstanding the non-acceptance of the plan by an impaired class of creditors or equity holders if certain requirements are met. These requirements include payment in full for a dissenting senior class of creditors before payment to a junior class can be made. Under the priority scheme established by the Bankruptcy Code, absent agreement to the contrary, certain post-petition liabilities and pre-petition liabilities need to be satisfied before shareholders can receive any distribution.

     The Bankruptcy Code provides that the Debtors have exclusive periods during which only they may file and solicit acceptances of a plan of reorganization. The Debtors have obtained approval of five separate extensions of their exclusive periods, the most recent extension being to and including October 7, 2002 and December 6, 2002, respectively. The Debtors filed a proposed joint plan of reorganization on October 1, 2002, which was amended on November 9, 2002. The debtors concluded the solicitation of votes with respect to the plan on December 27, 2002. Accordingly, the debtors secured an extension of their exclusive period to obtain acceptances of the plan through and including January 6, 2003. If the Debtors' plan is not confirmed by the Bankruptcy Court, impaired classes of creditors and equity holders or any party-in-interest (including a creditor, equity holder, a committee of creditors or equity holders or an indenture trustee) may file their own plan of reorganization for the Debtors. The Plan was approved and the Plan confirmation hearing is scheduled for January 15, 2003, and the Company expects to have the Plan declared effective as of February 4, 2003 on that date.

     As a result of the amount and character of the Company's pre-petition indebtedness, the shortfall between the Company's projected enterprise value and the amount necessary to satisfy the claims, in full, of its secured and unsecured creditors and the impact of the provisions of the Bankruptcy Code applicable to confirmation of the Debtors' proposed plan of reorganization, holders of the Company's debt and equity securities will receive distributions under the Company's plan of reorganization as approved by its various creditor constituencies on December 27, 2002, as follows:

(i) the Company's existing common stock will be extinguished and common stockholders will receive no distribution;

(ii) general unsecured claimants will receive approximately 2.55% of newly issued common stock of the reorganized Company;

(iii) the Company's pre-petition secured lenders will receive their pro-rata share of approximately $101,000 in cash, newly issued second lien notes in the principal amount of $200,000 and approximately 96.26% of newly issued common stock of the reorganized Company;

(iv) holders of claims arising from or related to certain preferred securities will receive approximately 0.60% of newly issued common stock of the reorganized Company if such holders do not vote as a class to reject the plan; and

(v) pursuant to the terms of his Employment Agreement, as adjusted under the Plan, Antonio C. Alvarez II, the President and Chief Executive Officer of the Company, will receive an incentive bonus consisting of $1,950 in cash, second lien notes in the principal amount of $940 and 0.59% of newly issued common stock of the reorganized Company.

(vi) In addition to the foregoing, allowed administrative and certain priority claims will be paid in full in cash. Under the proposed plan additional shares of common stock of the reorganized Company equal to 10% of the newly issued common stock of the Company will be reserved for issuance pursuant to management incentive stock grants.

     During the course of the Chapter 11 Cases, the Debtors may seek Bankruptcy Court authorization to sell assets and settle liabilities for amounts other than those reflected in the consolidated condensed financial statements. The Debtors continue to evaluate the Company's operations and may identify additional assets for potential disposition. However, there can be no assurance that the Company will be able to consummate such transactions at prices the Company or the Company's creditor constituencies will find acceptable. Since the Petition Date, through October 5, 2002, the Company sold certain personal property, certain owned buildings and land and other assets generating net proceeds of approximately $12,500 of which approximately $9,800 was generated in the first ten months of fiscal 2002 (collectively the "Asset Sales"). The Asset Sales did not result in a material gain or loss since the Company had previously written-down assets identified for potential disposition to estimated net realizable value. Substantially all of the net proceeds from the Asset Sales were used to reduce outstanding borrowings under the Amended DIP. In addition, in the first quarter of fiscal 2002, the Company sold the business and substantially all of the assets of GJM Manufacturing Ltd. ("GJM"), a private label manufacturer of women's sleepwear and Penhaligon's Ltd. ("Penhaligon's"), a United Kingdom based retailer of perfumes, soaps, toiletries and other products. The sales of GJM and Penhaligon's generated approximately $20,459 of net proceeds in the aggregate and a net loss of approximately $2,100. Proceeds from the sale of GJM and Penhaligon's were used to (i) reduce amounts outstanding under certain of the Company's debt agreements ($4,800), (ii) reduce amounts outstanding under the Amended DIP ($4,200), (iii) create an escrow fund (subsequently disbursed in June 2002) for the benefit of pre-petition secured lenders ($9,759) and (iv) create an escrow fund for the benefit of the purchasers for potential indemnification claims and for any working capital valuation adjustments ($1,700). In the second quarter of fiscal 2002, the Company began the process of closing 25 of its domestic outlet retail stores. The closing of the outlet stores and the related sale of inventory, at approximately net book value, generated approximately $12,000 of net proceeds which were used to reduce amounts outstanding under the Amended DIP in the second quarter of fiscal 2002. In October 2002, the Company began the process of closing its 26 remaining domestic outlet retail stores. The closing of the stores and the related sale of inventory, at approximately net book value, generated approximately $12,000 of net proceeds through November 30, 2002. The Company expects that all domestic outlet retail stores will be closed by the end of January 2003. In September 2002, the Company sold certain assets related to the design and production of certain swim-related products ("Ubertech"). The Company retained its swimwear and swim related business. The sale of Ubertech generated $150 of net proceeds and resulted in a loss on the sale of $1,362. Assets held for sale of $112 are various fixed assets the Company expects to sell in the fourth quarter of fiscal 2002. Such assets were previously written-down to estimated net realizable value.

     Administrative and reorganization expenses resulting from the Chapter 11 Cases will unfavorably affect the Debtors and, consequently, the Company's consolidated results of operations. Future results of operations may also be adversely affected by other factors relating to the Chapter 11 Cases. Reorganization and administrative expenses related to the Chapter 11 Cases have been separately identified in the consolidated condensed statement of operations as reorganization items.

     The Company's current Chief Executive Officer, Antonio C. Alvarez II, and current Chief Financial Officer, James P. Fogarty, joined the Company from the turnaround and crisis management consulting firm, Alvarez & Marsal, Inc. ("A&M") in April 2001. The Company has formed a search committee and has engaged an executive search firm to identify internal and external candidates to succeed Messrs. Alvarez and Fogarty following their return to their practices at A&M. Messrs. Alvarez and Fogarty have committed to remain in place through the completion of the restructuring process and to provide for a smooth and orderly transition to a new Chief Executive Officer and Chief Financial Officer. Separately, the Company has engaged an executive search firm to identify candidates for the Board of Directors of the reorganized Company.

     The accompanying consolidated condensed financial statements have been prepared in accordance with the American Institute of Certified Public Accountants Statement of Position 90-7 "Financial Reporting by Entities in Reorganization under the Bankruptcy Code" ("SOP 90-7") assuming the Company will continue as a going concern. The Company is currently operating under the jurisdiction of the Bankruptcy Code and the Bankruptcy Court. Continuation of the Company as a going concern is contingent upon, among other things its ability to, (i) formulate a plan of reorganization that will gain approval of the parties required by the Bankruptcy Code and be confirmed by the Bankruptcy Court, (ii) continue to comply with the terms of the Amended DIP, (iii) return to profitable operations, and (iv) generate sufficient cash flows from operations and obtain financing sources to meet future obligations. These matters, along with the Company's losses from operations and stockholders' capital deficiency raise substantial doubt about the Company's ability to continue as a going concern. The accompanying consolidated condensed financial statements do not include any of the adjustments relating to the recoverability and classification of recorded assets or the amounts and classifications of liabilities that might result from the outcome of these uncertainties.

     The unaudited consolidated condensed financial statements do not contain all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of the Debtors, the accompanying consolidated condensed financial statements contain all adjustments (all of which were of a normal recurring nature, except for the adoption of SFAS No. 142 as discussed in Note 2 and adjustments related to the Chapter 11 Cases) necessary to present fairly the financial position of the Debtors as of November 30, 2002, as well as its results of operations and cash flows for the period ended November 30, 2002.

         Reorganization items of the Debtors consist of the following:

                             Month Ended              11 Months Ended
                          November 30, 2002          November 30, 2002
                        -----------------------    -----------------------

 Asset write-offs                       $ (444)                  $ 20,323
 Professional fees                       2,270                     24,648
 Retention bonuses                         430                      9,451
 Severance                                 119                      3,367
 GECC lease settlement                      10                     22,917
 Lease terminations                                                 5,319
 Other items                                63                      2,050
                        -----------------------    -----------------------
                                       $ 2,448                   $ 88,075
                        =======================    =======================

         Worldwide consolidated reorganization items for the month and eleven months ended November 30, 2002 totaled $2,673 and $91,694, respectively.

         In the first quarter of fiscal 2002, the Debtors have reduced consolidated stockholders' deficiency by $49,920 from its reported consolidated 2000 balances to reflect the effects of certain errors involving the recording of inter-company pricing arrangements, the recording of accounts payable primarily related to the purchase of inventory from suppliers and the accrual of certain liabilities. The correction of these errors has caused the Company to restate its previously issued financial statements for the years ended January 1, 2000 and December 30, 2000. The Company has conducted an internal investigation of the cause of the errors and hired a previously unaffiliated legal firm to assist in its investigation of certain of the errors in its Designer Holdings, Ltd. subsidiary ("Designer Holdings"). Since the discovery of the accounting errors at Designer Holdings and at certain of the Company's European subsidiaries, the Company has replaced certain financial staff and has taken several steps to improve the accounting for inter-company purchases and the reconciliation of inter-company accounts.

       Earnings before interest, taxes, depreciation, amortization, restructuring charges and other items ("EBITDAR") is as follows:


                                                              Month Ended              11 Months Ended
                                                           November 30, 2002          November 30, 2002
                                                        ------------------------   ------------------------

    Operating income (loss) before reorganization items                $ (4,010)                  $ 18,792

    Depreciation and amortization                                         4,445                     46,480
    UNICAP associated with inventory reductions                               -                      9,900
    Losses from discontinued operations                                     432                      2,435
    Other items                                                          (1,497)                     1,715
                                                        ------------------------   ------------------------
    EBITDAR                                                              $ (630)                  $ 79,322
                                                        ========================   ========================


NOTE 2 - CUMULATIVE EFFECT OF THE CHANGE IN ACCOUNTING PRINCIPLE

     Effective January 6, 2002, Warnaco adopted the provisions of Statement of Financial Accounting Standards No. 142 "Goodwill and Other Intangible Assets" ("SFAS 142"). SFAS 142 eliminates the amortization of goodwill and certain other intangible assets with indefinite lives effective for the Company's 2002 fiscal year. SFAS 142 addresses financial accounting and reporting for intangible assets and acquired goodwill. SFAS 142 requires that indefinite lived intangible assets be tested for impairment upon adoption and at least annually thereafter. Under the provisions of SFAS 142, goodwill is deemed impaired if the net book value of a business reporting unit exceeds the fair value of that business reporting unit. Intangible assets are deemed impaired if the carrying value of such assets exceeds its fair value. The Company obtained an independent appraisal of its Business Enterprise Value ("BEV") in connection with the preparation of its proposed plan of reorganization. The Company allocated the BEV to its various business reporting units and determined that the value of certain of the Company's indefinite lived intangible assets and goodwill were impaired. As a result, the Debtors recorded a charge of $787,820 for the cumulative effect of a change in accounting principle related to the adoption of SFAS 142. The worldwide consolidated cumulative effect (before income taxes) related to the implementation of SFAS 142 was charge of $855,135. See Note 7.

NOTE 3 - LONG-TERM DEBT    DEBTOR-IN-POSSESSION FINANCING

     On June 11, 2001, the Company entered into a Debtor-In-Possession Financing Agreement ("DIP") with a group of banks, which was approved by the Bankruptcy Court in an interim amount of $375,000. On July 9, 2001, the Bankruptcy Court approved an increase in the amount of borrowing available to the Company to $600,000. The DIP was subsequently amended on August 27, 2001, December 27, 2001, February 5, 2002 and May 15, 2002. In addition, the Administrative Agent granted certain extensions under the DIP on April 12, 2002, June 19, 2002, July 18, 2002, August 22, 2002 and September 30,
2002. The amendments and extensions, among other things, amend certain definitions and covenants, permit the sale of certain of the Company's assets and businesses, extend deadlines with respect to certain asset sales and filing requirements with respect to a plan of reorganization and reduce the size of the facility to reflect the Debtor's revised business plan. The Amended DIP (when originally executed) provided for a $375,000 non-amortizing revolving credit facility (which includes a letter of credit facility of up to $200,000) ("Tranche A") and a $225,000 revolving credit facility ("Tranche B"). On December 27, 2001 the Tranche B commitment was reduced to $100,000. On April 19, 2002, the Company voluntarily elected to eliminate Tranche B based upon its determination that the Company's liquidity position had improved significantly since the Petition Date and Tranche B would not be needed to fund the Company's on-going operations. On May 28, 2002, the Company voluntarily reduced the amount of borrowing available to the Company under the Amended DIP to $325,000. On October 8, 2002, the Company voluntarily reduced the amount of borrowing available to the Company under the Amended DIP to $275,000. Borrowing under the Amended DIP bears interest at either the London Inter Bank Offering Rate (LIBOR) plus 2.75% (4.2% at November 30, 2002) or at the Citibank N.A. Base Rate plus 1.75% (6.0% at November 30, 2002).

     All outstanding borrowings under the Amended DIP had been repaid as of November 30, 2002. Amounts outstanding under the Amended DIP at January 5, 2002 were $155,915. In addition, the Company had stand-by and documentary letters of credit outstanding under the Amended DIP at November 30, 2002 and January 5, 2002 of approximately $66,684 and $60,031 respectively. The total amount of additional credit available to the Company at November 30, 2002 and January 5, 2002 was $172,494 and $159,054 respectively. As of November 30, 2002, the Company had approximately $65,775 of cash available as collateral against outstanding trade and stand-by letters of credit.

     The Amended DIP is secured by substantially all of the domestic assets of the Company.

     GECC SETTLEMENT

     On June 12, 2002, the Bankruptcy Court approved the Company's settlement of certain operating lease agreements with General Electric Capital Corporation ("GECC"). The leases had original terms of from three to seven years and were secured by certain equipment, machinery, furniture, fixtures and other assets. GECC's total claims under the leases were approximately $51,152. Under the terms of the settlement agreement, the Company will pay GECC $15,200 of which $5,600 had been paid by the Company through June 12, 2002. The Company will pay the balance of $9,600 (net present value of $9,071 at June 12, 2002) in equal monthly installments of $550 through the date of the consummation of a confirmed plan of reorganization and $750 per month thereafter until the balance is fully paid. The net present value of the remaining GECC payments of $6,638 is classified as short-term debt not subject to compromise at November 30, 2002. All other amounts claimed by GECC under the leases of $35,952 (including $13,045 previously accrued and charged to operating expense by the Company) are classified as liabilities subject to compromise at November 30, 2002. Amounts not previously accrued by the Company but included in the GECC claim of $22,907 were charged to reorganization items in the second quarter of fiscal 2002. GECC retains a perfected security interest in the leased assets equal to the outstanding cash settlement payments due under the settlement agreement until all such amounts are paid.

     The assets acquired pursuant to the terms of the settlement agreement were recorded at their estimated fair value, which was estimated to be equal to the present value of payments due to GECC under the terms of the settlement agreement. Such assets are being depreciated using the straight-line method over their estimated remaining useful lives of 2 to 4 years.

     PRE-PETITION DEBT AGREEMENTS--SUBJECT TO COMPROMISE

     The Company was in default of substantially all of its U.S. pre-petition credit agreements as of November 30, 2002. All pre-petition debt of the Debtors has been classified as liabilities subject to compromise in the consolidated condensed balance sheet at November 30, 2002 and January 5, 2002. In addition, the Company stopped accruing interest on all domestic pre-petition credit facilities and outstanding balances on June 11, 2001, except for interest on certain foreign credit agreements that are subject to standstill and inter-creditor agreements. Total interest accrued on foreign debt agreements was $525 for the month ended November 30, 2002. Total interest accrued on foreign debt agreements since the Petition Date totaled $10,085, which is included in liabilities subject to compromise at November 30, 2002. The Company's proposed plan of reorganization requires the payment of such interest.

NOTE 4 - LIABILITIES SUBJECT TO COMPROMISE

     The principal categories of obligations classified as liabilities subject to compromise to unrelated parties under the Chapter 11 Cases are identified below. The amounts below may vary significantly from the stated amount of proofs of claim that will be filed with the Bankruptcy Court and may be subject to future adjustment depending on Bankruptcy Court action, further developments with respect to potential disputed claims, determination as to the value of any collateral securing claims, or other events.

         Additional claims may arise from the rejection of additional real estate leases and executory contracts by the Debtors.


                                                  November 30,
                                                      2002
                                               --------------------


     U.S. bank debt                                    $ 1,751,011
     Canadian revolver                                      17,454
     Post-retirement benefit obligation                      8,890
     Accrued pre-petition interest                          41,977
     Mortgages/capital lease obligations                     1,265
     Lease termination accrual                              18,855
     Equity forward note                                    56,677
     Other debt                                             18,020
     Accounts payable                                       97,904
     Trade drafts payable                                  351,367
     Deferred compensation accrual                             796
     Company obligated mandatorily
         redeemable convertible
         preferred securities
         ($120,000 par value)                              120,000
                                               --------------------

                                                       $ 2,484,216
                                               ====================


NOTE 5 - INTERCOMPANY RECEIVABLES

     Intercompany balances are eliminated, in accordance with accounting principles generally accepted in the United States of America, when the results of Warnaco (the parent company) are consolidated with all of its wholly-owned subsidiaries. To the extent that intercompany notes constitute debt, the notes have been assigned to the Debtors' pre-petition secured lenders as collateral security for the pre-petition debt. Although recorded in the books and records as debt, for the most part, intercompany balances were accumulated over a number of years as Warnaco capitalized its subsidiaries and affiliates and, thus, may be considered equity investments in such subsidiaries and affiliates.

         As of November 30, 2002, the balance is comprised of the following:

                                                    Month Ended
                                                   November 30, 2002
                                               ---------------------------

                                                   (in thousands)
Intercompany accounts receivable from
     Non-debtor affiliates                                    $ 9,245
                                               =======================


NOTE 6 - SUPPLEMENTAL FINANCIAL INFORMATION

     During the period ended November 30, 2002, the Debtors paid gross wages of $ 11,096,312. All employee and employer payroll taxes are paid to the Debtors' payroll service provider. The service provider in turn remits the funds to the taxing authorities.

     The following summarizes the taxes paid (received) and accrued by the Debtors during the period ended November 30, 2002:


                                           Paid                Refund
                                        (Received)             (Due)
                                     -----------------    -----------------

     Sales and use tax                      $ 302,088           $ (443,927)
     Customs duties                         2,806,809           (3,305,024)
     State income tax                         239,110             (263,515)
     Federal income tax                             -                    -
     Canada income tax                              -               61,916 (a)
     Property tax                             120,455              (35,000)
     GST tax                                  229,318             (174,864)
                                     -----------------    -----------------

                                          $ 3,697,780          $(4,160,414)
                                     =================    =================

     (a)  2001 refund.

NOTE 7 - CONSOLIDATED CONDENSED BALANCE SHEET AND OPERATING STATEMENT

     The attached Schedule I includes the Consolidated Condensed Balance Sheets and Consolidated Condensed Statements of Operations of The Warnaco Group, Inc. and its consolidated subsidiaries (the "Statements"). The Statements include the assets, liabilities and results of operations of all of the Company's subsidiaries including those entities not subject to the Chapter 11 Cases. The Statements are provided for information purposes only. The Statements do not include all of the information necessary to fully represent the financial position and results of operations of the Company in accordance with accounting principles generally accepted in the United States of America.

         Consolidated EBITDAR reflects earnings before interest, taxes, depreciation, amortization, restructuring and other items as defined in the Amended DIP. Other items were $15,686 for the eleven months ended November 30, 2002, relating to losses from certain discontinued business units, UNICAP expense associated with the reduction in the Company's inventory balances and other items.


                                                                                                         SCHEDULE I
                           THE WARNACO GROUP, INC.
                           (DEBTORS-IN-POSSESSION)
               CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
                               (In Thousands)

                                                                                 Month Ended        10 Months Ended
                                                                              November 30, 2002    November 30, 2002
                                                                              ------------------  ------------------
Net revenues                                                                          $ 100,256           1,351,931
Cost of goods sold                                                                       75,915             970,666
Selling, general and administrative expenses                                             25,750             343,440
                                                                              ------------------  ------------------
Operating income (loss) before reorganization items                                      (1,409)             37,825
Reorganization items                                                                      2,673              91,694
                                                                              ------------------  ------------------
Operating loss                                                                           (4,082)            (53,869)
Interest expense, net                                                                     1,415              17,093
                                                                              ------------------  ------------------

Loss before income taxes and cumulative effect of accounting change                      (5,497)            (70,962)
Provision (benefit) for income taxes                                                        859               1,429
Cumulative effect of accounting change                                                        -             855,135
                                                                              ------------------  ------------------

Net loss                                                                               $ (6,356)         $ (927,526)
                                                                              ==================  ==================

EBITDAR (see Note 7)                                                                    $ 2,510           $ 105,922
                                                                              ==================  ==================


                    CONSOLIDATED CONDENSED BALANCE SHEETS

ASSETS                                                                        November 30, 2002    January 5, 2002
                                                                              ------------------  ------------------

Current assets:
     Cash (includes restricted cash of $1,700 and $ -, respectively)                  $ 100,679            $ 39,558
     Accounts receivable, net of reserves of $87,224 and $109,320, respectively         211,319             288,304
     Inventories, net of reserves of $34,599 and $50,724, respectively                  356,773             428,720
     Prepaid expenses and other current assets                                           20,209              38,412
                                                                              ------------------  ------------------
        Total current assets                                                            688,980             794,994
Property, plant and equipment, net                                                      165,792             220,588
Trademarks, goodwill and other, net, see Note 2                                          93,655             969,873
Deferred income taxes                                                                     2,236                   -
                                                                              ------------------  ------------------

        Total Assets                                                                  $ 950,663         $ 1,985,455
                                                                              ==================  ==================
LIABILITIES AND SHAREHOLDERS' DEFICIENCY
Liabilities not subject to compromise:
  Current Liabilities:
     Current portion of long-term debt                                                  $ 6,933             $ 2,111
     Accounts payable                                                                    98,326              88,522
     Other current liabilities                                                           87,824             101,520
     Deferred income taxes                                                               20,221              14,505
                                                                              ------------------  ------------------
        Total current liabilities                                                       213,304             206,658
                                                                              ------------------  ------------------
  Amended DIP                                                                                 -             155,915
  Long-term debt                                                                          1,365               2,207
  Other long-term liabilities                                                            35,921              31,754
  Deferred income taxes                                                                       -               5,130
Liabilities subject to compromise                                                     2,484,216           2,435,075
                                                                              ------------------  ------------------
        Total Liabilities                                                             2,734,806           2,836,739
Shareholders' deficiency:                                                            (1,784,143)           (851,284)
                                                                              ------------------  ------------------
         Total Liabilities and Shareholders' Deficiency                               $ 950,663         $ 1,985,455
                                                                              ==================  ==================